UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2005

RAMCO-GERSHENSON PROPERTIES TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan		48334
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-350-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2005, Ramco-Gershenson Properties Trust (the "Trust") entered into an agreement with Richard Gershenson in connection with Mr. Gershenson’s resignation of his position as Executive Vice President and Secretary of the Trust. Under the terms of the agreement, Mr. Gershenson will be paid $250,000 as full payment for any bonus that would have been due him for services rendered, and $10,000 per month commencing June 1, 2005 through May 31, 2006 for consulting services to be rendered by Mr. Gershenson to the Trust during such period on development projects that Mr. Gershenson initiated. Mr. Gershenson will also be eligible to receive a bonus of $75,000 per transaction upon the closing of certain prospective development projects by the Trust for his efforts in connection with such developments. In addition, the Trust will reimburse Mr. Gershenson for the cost of medical coverage during the consulting period and will pay Mr. Gershenson an office relocation allowance of $35,000. Following the end of the consulting period, the Trust may continue medical coverage for Mr. Gershenson or pay him the sum of $150,000 less amounts reimbursed to Mr. Gershenson for medical coverage during the consulting period.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 7, 2005 Michael Ward ceased to serve as Executive Vice President and Chief Operating Officer of the Trust.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

June 8, 2005	By:	Richard J. Smith

Name: Richard J. Smith
Title: Chief Financial Officer